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                                                                   EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated February 2, 1999 relating to the financial statements which appear in Battle Mountain Gold Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

November 1, 1999